UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2007

ENERGTEK INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51249	42-1708652
(Commission File Number)	(IRS Employer Identification No.)

26 East Hawthorne Avenue
Valley Stream, NY 11580
(Address of Principal Executive Offices, Zip Code)

(516) 887-8200
(Registrant's Telephone Number, Including Area Code)

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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Ukcyl Ltd., a Ukrainian limited liability company, is a wholly-owned subsidiary of Primecyl LLC, which is a wholly-owned subsidiary of Energtek Inc (the “Registrant”). On May 15, 2007, Ukcyl Ltd. entered into a Sale-Purchase Agreement with Open Joint-Stock Company Steatit , a Ukrainian company (“Steatit”). Pursuant to such agreement, Steatit agreed to sell to Ukcyl Ltd. an industrial building located at 33 Chervonoarmiyska Street, Perechyn Perechin, Trans-Carpathian region, Ukraine. Such building has an area equal to approximately 2,237 square meters.

The aggregate purchase price to be paid by Ukcyl Ltd. to Steatit for the building is approximately $85,000. Such purchase price is payable as follows: (i) approximately $16,830 within two banking days after the execution of the agreement; approximately $32,675 after Steatit performs certain obligations, including obtaining certain governmental approvals, improving vehicular access to the property, and arranging for the provision of certain utilities for the property; and (iii) approximately $34,655 by September 30, 2007.

The title to the building will be transferred to Ukcyl Ltd. within three days after the purchase price for the building is paid in full. Ukcyl Ltd. agreed no later than by October 1, 2007, to install fencing along the perimeter of the land parcel on which the building is located.

For all the terms of the Sale-Purchase Agreement, reference is hereby made to the English translation of such agreement annexed hereto as Exhibit 10.1. All statements made herein concerning such agreement are qualified by references to said exhibit.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits

Exhibit 10.1	English Translation of Sale-Purchase Agreement, dated May 15, 2007, between the Registrant and Open Joint-Stock Company Steatit

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 21, 2007

ENERGTEK INC.

By:	/s/ Doron Uziel
Name: Doron Uziel
Title: President, Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer